UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

PennyMac Mortgage Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	27-0186273
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

3043 Townsgate Road Westlake Village, California	91361
(Address of principal executive offices)	(Zip code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered	Name of each exchange on which each class is to be registered
9.00% Senior Notes due 2030	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A file number to which this form relates:

333-280211

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to Be Registered.

PennyMac Mortgage Investment Trust, a Maryland real estate investment trust (the “Company”), has filed with the U.S. Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) under the Securities Act of 1933, as amended, a prospectus supplement dated February 4, 2025 (the “Prospectus Supplement”) to the prospectus dated June 14, 2024 (the “Base Prospectus” and, collectively with the Prospectus Supplement, the “Prospectus”) contained in the Company’s effective Registration Statement on Form S-3 (Registration Nos. 333-280211 and 333-280211-01), which Prospectus was filed with the Commission on February 5, 2025 relating to the Company’s 9.00% Senior Notes due 2030 (the “Notes”) to be registered hereunder.

The information required by this item is incorporated by reference to the information contained and incorporated by reference in the sections captioned “Description of the Notes” and “Description of Debt Securities” in the Prospectus.

Item 2. Exhibits.

Pursuant to the Instructions as to exhibits for registration statements on Form 8-A, the documents listed below are filed as exhibits to this Registration Statement:

Exhibit Number	Description

3.1	Declaration of Trust of PennyMac Mortgage Investment Trust, as amended and restated (incorporated by reference to Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q filed on November 6, 2009).

3.2	Second Amended and Restated Bylaws of PennyMac Mortgage Investment Trust (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on March 16, 2018).

3.3	Articles Supplementary classifying and designating the 8.125% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form 8-A filed on March 7, 2017).

3.4	Articles Supplementary classifying and designating the 8.00% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form 8-A filed on June 30, 2017).

3.5	Articles Supplementary classifying and designating the 6.75% Series C Cumulative Redeemable Preferred Shares of Beneficial Interest (incorporated by reference to Exhibit 3.4 to the Company’s Registration Statement on Form 8-A filed on August 20, 2021).

4.1	Indenture, dated as of September 21, 2023, among PennyMac Mortgage Investment Trust, as issuer, PennyMac Corp., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 21, 2023).

4.2	First Supplemental Indenture, dated as of September 21, 2023, among PennyMac Mortgage Investment Trust, as issuer, PennyMac Corp., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 21, 2023).

4.3	Second Supplemental Indenture, dated as of February 11, 2025, among PennyMac Mortgage Investment Trust, as issuer, PennyMac Corp., as guarantor, and The Bank of New York Mellon Trust Company, N.A., as trustee (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on February 11, 2025).

4.4	Form of 9.00% Senior Notes due 2030 (included in Exhibit 4.3 hereto).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 11, 2025	PENNYMAC MORTGAGE INVESTMENT TRUST

	By:	/s/ Daniel S. Perotti
	Name:	Daniel S. Perotti
	Title:	Senior Managing Director and Chief Financial Officer